                                                                  Exhibit 10 (m)


                         RECEIVABLES PURCHASE AGREEMENT


                         Dated as of September 28, 2000


                                      Among


                            FERRO FINANCE CORPORATION

                                  AS THE SELLER


                                       and


                                   CIESCO L.P.

                                 AS THE INVESTOR


                                       and


                          CITICORP NORTH AMERICA, INC.

                                  AS THE AGENT


                                       and


                        FERRO ELECTRONIC MATERIALS, INC.

                                AS AN ORIGINATOR


                                       and


                                FERRO CORPORATION

                      AS COLLECTION AGENT AND AN ORIGINATOR

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----




PRELIMINARY STATEMENT............................................................................................1



                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01.  Certain Defined Terms.............................................................................1

SECTION 1.02.  Other Terms......................................................................................17



                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE PURCHASES

SECTION 2.01.  Purchase Facility................................................................................17

SECTION 2.02.  Making Purchases.................................................................................18

SECTION 2.03.  Receivable Interest Computation..................................................................18

SECTION 2.04.  Settlement Procedures............................................................................18

SECTION 2.05.  Fees.............................................................................................20

SECTION 2.06.  Payments and Computations, Etc...................................................................21

SECTION 2.07.  Dividing or Combining Receivable Interests.......................................................21

SECTION 2.08.  Increased Costs..................................................................................21

SECTION 2.09.  Additional Yield on Receivable Interests Bearing a Eurodollar Rate...............................22

SECTION 2.10.  Security Interest................................................................................22



                                   ARTICLE III
                             CONDITIONS OF PURCHASES

SECTION 3.01.  Conditions Precedent to Initial Purchase.........................................................23

SECTION 3.02.  Conditions Precedent to All Purchases and Reinvestments..........................................24



                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Seller.....................................................25

SECTION 4.02.  Representations and Warranties of the Collection Agent...........................................27

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

                                    ARTICLE V
                                    COVENANTS

SECTION 5.01.  Covenants of the Seller..........................................................................29

SECTION 5.02.  Covenant of the Seller and the Originators.......................................................34



                                   ARTICLE VI
                ADMINISTRATION AND COLLECTION OF POOL RECEIVABLES

SECTION 6.01.  Designation of Collection Agent..................................................................34

SECTION 6.02.  Duties of Collection Agent.......................................................................34

SECTION 6.03.  Certain Rights of the Agent......................................................................35

SECTION 6.04.  Rights and Remedies..............................................................................36

SECTION 6.05.  Further Actions Evidencing Purchases.............................................................36

SECTION 6.06.  Covenants of the Collection Agent and the Originators............................................37

SECTION 6.07.  Indemnities by the Collection Agent..............................................................37



                                   ARTICLE VII
                              EVENTS OF TERMINATION

SECTION 7.01.  Events of Termination............................................................................38



                                  ARTICLE VIII
                                    THE AGENT

SECTION 8.01.  Authorization and Action.........................................................................41

SECTION 8.02.  Agent's Reliance, Etc............................................................................41

SECTION 8.03.  CNAI and Affiliates..............................................................................41



                                   ARTICLE IX
                                 INDEMNIFICATION

SECTION 9.01.  Indemnities by the Seller........................................................................41

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.01.  Amendments, Etc.................................................................................43

SECTION 10.02.  Notices, Etc....................................................................................43

SECTION 10.03.  Assignability...................................................................................43

SECTION 10.04.  Costs, Expenses and Taxes.......................................................................44

SECTION 10.05.  No Proceedings..................................................................................45

SECTION 10.06.  Confidentiality.................................................................................45

SECTION 10.07.  GOVERNING LAW...................................................................................45

SECTION 10.08.  Execution in Counterparts.......................................................................45

SECTION 10.09.  Survival of Termination.........................................................................45

SECTION 10.10.  Consent to Jurisdiction.........................................................................45

SECTION 10.11.  WAIVER OF JURY TRIAL............................................................................46

SECTION 10.12.  Judgment........................................................................................46


SCHEDULES
---------

SCHEDULE I - Lock-Box Banks
SCHEDULE II - Credit and Collection Policy

ANNEXES
-------
ANNEX A  -    Form of Seller Report
ANNEX B  -    Form of Lock-Box Agreement
ANNEX C  -    Form of Opinion of Counsel to the Seller
ANNEX D  -    Form of Drawdown Notice
ANNEX E  -    Form of Undertaking Agreement
ANNEX F  -    Agreed Upon Procedures

                                   RECEIVABLES
                               PURCHASE AGREEMENT

                         Dated as of September 28, 2000


                  FERRO FINANCE CORPORATION, an Ohio corporation (the "SELLER"), CIESCO L.P., a New York limited partnership, and CITICORP NORTH AMERICA, INC., a Delaware corporation ("CNAI"), as agent (the "AGENT") for the Investors (as defined herein), FERRO ELECTRONIC MATERIALS, INC., a Delaware corporation, as an Originator, and FERRO CORPORATION, an Ohio corporation, as Collection Agent and an Originator, agree as follows:

                  PRELIMINARY STATEMENT. The Seller has acquired, and may continue to acquire Receivables from the Originators (as hereinafter defined), either by purchase or by contribution to the capital of the Seller, as determined from time to time by the Seller and each Originator. The Seller is prepared to sell undivided fractional ownership interests (referred to herein as "RECEIVABLE INTERESTS") in the Receivables. CIESCO may, in its sole discretion, purchase such Receivable Interests on the terms set forth herein. Accordingly, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ADJUSTED EURODOLLAR RATE" means, for any Fixed Period, an interest rate per annum equal to the rate per annum obtained by dividing (i) the Eurodollar Rate for such Fixed Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Fixed Period.

                  "ADVERSE CLAIM" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement.

                  "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

                  "AFFILIATED OBLIGOR" means any Obligor that is an Affiliate of another Obligor.

                  "AGENT'S ACCOUNT" means the special account (account number 3885-8248) of the Agent maintained at the office of Citibank at 399 Park Avenue, New York, New York.

                  "ALTERNATE BASE RATE" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

                           (i) the rate of interest announced publicly by
                  Citibank in New York, New York, from time to time as Citibank's base rate;

                           (ii) 1/2 of one percent above the latest three-week
                  moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business
                  Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; or

                           (iii) the Federal Funds Rate.

                  "APC RECEIVABLE" means any receivable created or originated by the Advance Polymer Compounding Division of Ferro Corporation.

                  "ASSET PURCHASE AGREEMENT" means the secondary market agreement, asset purchase agreement or other similar liquidity agreement entered into by Citibank or any other Eligible Assignee for the benefit of CIESCO, to the extent relating to the sale or transfer of interests in Receivable Interests.

                  "ASSIGNEE RATE" for any Fixed Period for any Receivable Interest means an interest rate per annum equal to 1.0% per annum above the Eurodollar Rate for such Fixed Period; PROVIDED, HOWEVER, that in case of:

                           (i) any Fixed Period on or prior to the first day of
                  which an Investor shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Investor to fund such Receivable Interest at the Assignee Rate set forth above (and such Investor shall not have subsequently notified the Agent that such circumstances no longer exist),

                           (ii) any Fixed Period of one to (and including) 29
                  days,

                           (iii) any Fixed Period as to which the Agent does not
                  receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the related Receivable Interest will not be funded by issuance of commercial paper, or

                           (iv) any Fixed Period for a Receivable Interest the
                  Capital of which allocated to the Investors is less than $500,000, the "ASSIGNEE RATE" for such Fixed Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Fixed Period; PROVIDED FURTHER that the Agent and the Seller may agree in writing from time to time upon a different "ASSIGNEE RATE".

                  "AVERAGE MATURITY" means at any time that period of days equal to the average maturity of the Pool Receivables calculated by the Collection Agent in the then most recent Seller Report; provided if the Agent shall disagree with any such calculation, the Agent may recalculate such Average Maturity.

                  "BUSINESS DAY" means any day on which (i) banks are not authorized or required to close in New York, New York or Cleveland, Ohio, and
(ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

                  "CAPITAL" of any Receivable Interest means the original amount paid to the Seller for such Receivable Interest at the time of its purchase by CIESCO pursuant to this Agreement, or such amount divided or combined in accordance with Section 2.07, in each case reduced from time to time by Collections distributed on account of such Capital pursuant to Section 2.04(d); PROVIDED that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

                  "CIESCO" means CIESCO L.P. and any successor or assign of CIESCO that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

                   "CITIBANK" means Citibank, N.A., a national banking association.

                   "COLLECTION AGENT" means at any time the Person then authorized pursuant to Section 6.01 to administer and collect Pool Receivables.

                   "COLLECTION AGENT FEE" has the meaning specified in Section 2.05(a).

                   "COLLECTION DELAY PERIOD" means 10 days or such other number of days as the Agent may select upon three Business Days' notice to the Seller.

                   "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and any Collection of such Receivable deemed to have been received pursuant to Section 2.04.

                   "CONCENTRATION LIMIT" for any Obligor means at any time 3.0%, or such other percentage ("SPECIAL CONCENTRATION LIMIT") for such Obligor designated by the Agent in a writing delivered to the Seller; PROVIDED that in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor; PROVIDED FURTHER that the Agent may cancel any Special Concentration Limit upon three Business Days' notice to the Seller.

                  "CP FIXED PERIOD DATE" means, for any Receivable Interest, the date of purchase of such Receivable Interest and thereafter the tenth day of each calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day) (provided that the first CP Fixed Period Date after the initial purchase hereunder shall be November 10, 2000) or any other day as shall have been agreed to in writing by the Agent and the Seller prior to the first day of the preceding Fixed Period for such Receivable Interest or, if there is no preceding Fixed Period, prior to the first day of such Fixed Period.

                  "CONTRACT" means an agreement between an Originator and an Obligor, substantially in the form of one of the written contracts or (in the case of any open account agreement) one of the invoices approved by the Agent, pursuant to or under which such Obligor shall be obligated to pay for merchandise, insurance or services from time to time.

                  "CREDIT AND COLLECTION POLICY" means those receivables credit and collection policies and practices of the Seller in effect on the date of this Agreement and described in Schedule II hereto, as modified in compliance with this Agreement.

                  "DEBT" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) obligations to pay the deferred purchase price of property or services,
(iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

                  "DEFAULT RATIO" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Originator Receivables that were Defaulted Receivables on such day or that would have been Defaulted Receivables on such day had they not been written off the books of the relevant Originator or the Seller during such month by (ii) the aggregate Outstanding Balance of all Originator Receivables on such day.

                  "DEFAULTED RECEIVABLE" means an Originator Receivable:

                           (i) as to which any payment, or part thereof, remains
                  unpaid for 90 or more days from the original due date for such payment;

                           (ii) as to which the Obligor thereof or any other
                  Person obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in Section 7.01(g); or

                           (iii) which, consistent with the Credit and
                  Collection Policy, would be written off the relevant Originator's or the Seller's books as uncollectible.

                  "DEFERRED PURCHASE PRICE" has the meaning specified in the Originator Purchase Agreement.

                  "DESIGNATED OBLIGOR" means, at any time, each Obligor; PROVIDED, HOWEVER, that any Obligor shall cease to be a Designated Obligor upon three Business Days' notice by the Agent to the Seller.

                  "DILUTED RECEIVABLE" means that portion (and only that portion) of any Originator Receivable which is either (a) reduced or canceled as a result of (i) any defective, rejected or returned merchandise or services or any failure by the relevant Originator to deliver any merchandise or provide any services or otherwise to perform under the underlying Contract or invoice, (ii) any change in the terms of or cancellation of, a Contract or invoice or any cash discount, discount for quick payment or other adjustment by the relevant Originator which reduces the amount payable by the Obligor on the related Originator Receivable (except any such change or cancellation resulting from or relating to the financial inability to pay or insolvency of the Obligor of such Originator Receivable) or (iii) any set-off by an Obligor in respect of any claim by such Obligor as to amounts owed by it on the related Originator Receivable (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (b) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof); PROVIDED that Diluted Receivables are calculated assuming that all chargebacks are resolved in the Obligor's favor and do not include contractual adjustments to the amount payable by an Obligor that are eliminated from the Originator Receivables balance sold to the Seller through a reduction in the purchase price for the related Originator Receivable.

                  "DILUTION HORIZON FACTOR" means, as of any date, a ratio computed by dividing (i) the aggregate original Outstanding Balance of all Originator Receivables created by the Originators during the two most recently ended calendar months by (ii) the Outstanding Balance of Originator Receivables (other than Defaulted Receivables) as at the last day of the most recently ended calendar month.

                  "DILUTION PERCENTAGE" means, as of any date, (I) prior to the existence of a Special Event, the product of (x) 1.2, multiplied by (y) the highest three month average Default Ratio for each three-month period ending on the last day of the twelve most recent calendar months, and (II) during the existence of a Special Event, the product of (a) the sum of (i) the product of
(x) two, multiplied by (y) the average of the Dilution Ratios for each of the twelve most recently ended calendar months, plus (ii) the Dilution Volatility Ratio as at the last day of the most recently ended calendar month, multiplied by (b) the Dilution Horizon Factor as of such date.

                  "DILUTION RATIO" means, as of any date, the ratio (expressed as a percentage) computed for the most recently ended calendar month by dividing
(i) the aggregate amount of Originator Receivables which became Diluted Receivables during such calendar month by (ii) the aggregate Outstanding Balance (in each case, at the time of creation) of all Originator Receivables created during the second calendar month immediately preceding such calendar month.

                  "DILUTION RESERVE" means, for any Receivable Interest on any date, an amount equal to:

                                 DP x (C + YFR)

  where:
     DP  =  the Dilution Percentage for such Receivable Interest on such date.

     C   =  the Capital of such Receivable Interest on such date.

     YFR =  the Yield and Fee Reserve for such Receivable Interest on such date.

                  "DILUTION VOLATILITY RATIO" means, as of any date, a ratio (expressed as a percentage) equal to the product of (i) the highest of the Dilution Ratios calculated for each of the twelve most recently ended calendar months minus the average of the Dilution Ratios for each of the twelve most recently ended calendar months, and (ii) a ratio calculated by dividing the highest of the Dilution Ratios calculated for each of the twelve most recently ended calendar months by the average of the Dilution Ratios for each of the twelve most recently ended calendar months.

                  "DRAWDOWN NOTICE" means a letter in substantially the form of Annex D hereto executed and delivered by the Seller to the Agent, as such form may be amended or restated in accordance with the terms thereof.

                  "ELIGIBLE ASSIGNEE" means CNAI, any of its Affiliates, any Person managed by Citibank, CNAI or any of their Affiliates, or any financial or other institution acceptable to the Agent.

                  "ELIGIBLE RECEIVABLE" means, at any time, a Receivable:

                           (i) the Obligor of which is a resident of the United
                  States (including, without limitation, Puerto Rico) or Canada (other than the Northwest Territories and Nunavit) or an Other Approved Jurisdiction, provided that the aggregate Outstanding Balance of all Eligible Receivables having Obligors which are residents of Canada (other than the Northwest Territories and Nunavit) may not exceed 5% of the then outstanding Capital of all Receivable Interests and the aggregate Outstanding Balance of all Eligible Receivables having Obligors which are residents of Other Approved Jurisdictions may not exceed 10% of the then outstanding Capital of all Receivable Interests;

                           (ii) the Obligor of which is not an Affiliate of any
                  of the parties hereto and is not a government or a governmental subdivision or agency;

                           (iii) the Obligor of which, at the time of the
                  initial creation of an interest therein under this Agreement, is a Designated Obligor and is not the Obligor of any Defaulted Receivables which in the aggregate constitute 10% or more of the aggregate Outstanding Balance of all Receivables of such Obligor;

                           (iv) which at the time of the initial creation of an
                  interest therein under this Agreement is not a Defaulted Receivable;

                           (v) which, according to the Contract related thereto,
                  is required to be paid in full either (A) within 30 days of the original billing date therefor or (B) within more than 30 but no more than 90 days of the original billing date therefor if the aggregate Outstanding Balance of such Receivable and all other Receivables having similar payment terms does not exceed 25% of the then outstanding Capital of all Receivable Interests;

                           (vi) which is an obligation representing all or part
                  of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended, and the nature of which is such that its purchase with the proceeds of notes would constitute a "current transaction" within the meaning of
                  Section 3(a)(3) of the Securities Act of 1933, as amended;

                           (vii) which is an "account" within the meaning of
                  Section 9-106 of the UCC of the applicable jurisdictions governing the perfection of the interest created by a Receivable Interest;

                           (viii) which is denominated and payable only in
                  United States dollars in the United States;

                           (ix) which arises under a Contract which, together
                  with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable and is not subject to any dispute, offset, counterclaim or defense whatsoever (except the potential discharge in bankruptcy of such Obligor);

                           (x) which, together with the Contract related
                  thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which none of the Seller, the Originators or the Obligor is in violation of any such law, rule or regulation in any material respect;

                           (xi) which arises under a Contract which (A) does not
                  require the Obligor thereunder to consent to the transfer, sale or assignment of the rights and duties of the Seller or the relevant Originator thereunder and (B) does not contain a confidentiality provision that purports to restrict the ability of the Investors to exercise their rights under this Agreement, including, without limitation, their right to review the Contract;

                           (xii) which was generated in the ordinary course of
                  the relevant Originator's business;

                           (xiii) which, at the time of the initial creation of
                  an interest therein under this Agreement, has not been extended, rewritten or otherwise modified from the original terms thereof;

                           (xiv) which (A) satisfies all applicable requirements
                  of the Credit and Collection Policy and (B) complies with such other criteria and requirements (other than those relating to the collectibility of such Receivable) as the Agent may from time to time specify to the Seller upon 30 days' notice; and

                           (xv) as to which, at or prior to the time of the
                  initial creation of an interest therein under this Agreement, the Agent has not notified the Seller that such Receivable (or class of Receivables) is no longer acceptable for purchase by CIESCO hereunder.

                  "E-MAIL SELLER REPORT" has the meaning specified in Section 6.02(g).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EURODOLLAR RATE" means, for any Fixed Period, an interest rate per annum equal to the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London Time) two Business Days before the first day of such Fixed Period in an amount substantially equal to the Capital associated with such Fixed Period on such first day and for a period equal to such Fixed Period.

                  "EURODOLLAR RATE RESERVE PERCENTAGE" of any Investor for any Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage applicable two Business Days before the first day pf such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Investor with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Fixed Period.

                  "EVENT OF TERMINATION" has the meaning specified in Section 7.01.

                  "FACILITY TERMINATION DATE" means the earliest of (i) September 30, 2005 or (ii) the date determined pursuant to Section 7.01 or (iii) the date the Purchase Limit reduces to zero pursuant to Section 2.01(b) or (iv) the date the Asset Purchase Agreement expires without being renewed.

                  "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding

Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "FEE AGREEMENT" has the meaning specified in Section 2.05(b).

                  "FEES" has the meaning specified in Section 2.05(b).

                  "FIXED PERIOD" means, with respect to any Receivable Interest:

                  (a) in the case of any Fixed Period in respect of which Yield is computed by reference to the Investor Rate, each successive period commencing on each CP Fixed Period Date for such Receivable Interest and ending on the next succeeding CP Fixed Period Date for such Receivable Interest; and

                  (b) in the case of any Fixed Period in respect of which Yield is computed by reference to the Assignee Rate, each successive period of from one to and including 29 days, or a period of one, two or three months, as the Seller shall select and the Agent may approve on notice by the Seller received by the Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New York City time) on (x) the day which occurs three Business Days before the first day of such Fixed Period (in the case of Fixed Periods in respect of which Yield is computed by reference to the Eurodollar Rate) or (y) the first day of such Fixed Period (in the case of Fixed Periods in respect of which Yield is computed by reference to the Alternate Base Rate), each such Fixed Period for such Receivable Interest to commence on the last day of the immediately preceding Fixed Period for such Receivable Interest (or, if there is no such Fixed Period, on the date of purchase of such Receivable Interest), EXCEPT that if the Agent shall not have received such notice, or the Agent and the Seller shall not have so mutually agreed, before 11:00 A.M. (New York City time) on such day, such Fixed Period shall be one day; PROVIDED, HOWEVER, that:

                           (i) any Fixed Period (other than of one day) which
                  would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day (PROVIDED, HOWEVER, if Yield in respect of such Fixed Period is computed by reference to the Eurodollar Rate, and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day);

                           (ii) in the case of any Fixed Period of one day, (A)
                  if such Fixed Period is the initial Fixed Period for a Receivable Interest, such Fixed Period shall be the day of the purchase of such Receivable Interest; (B) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (C) if such Fixed Period occurs on a day immediately preceding a day which is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and

                           (iii) in the case of any Fixed Period for any
                  Receivable Interest which commences before the Termination Date for such Receivable Interest and would otherwise end on a date occurring after such Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period which commences on or after the Termination Date for such Receivable Interest shall be of such duration (including, without limitation, one day) as shall be selected by the Agent or, in the absence of any such selection, each period of thirty days from the last day of the immediately preceding Fixed Period.

                  "INCIPIENT EVENT OF TERMINATION" means an event that but for notice or lapse of time or both would constitute an Event of Termination.

                  "INVESTOR" means CIESCO and all other owners by assignment or otherwise of a Receivable Interest originally purchased by CIESCO and, to the extent of the undivided interests so purchased, shall include any participants. Without limiting the foregoing, the term "Investor" shall include Citibank or any other purchaser under the Asset Purchase Agreement following a purchase by such Person of a Receivable Interest or an interest therein pursuant to the Asset Purchase Agreement.

                  "INVESTOR RATE" for any Fixed Period for any Receivable Interest means the per annum rate equivalent to the weighted average of the per annum rates paid or payable by CIESCO from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those promissory notes issued by CIESCO that are allocated, in whole or in part, by the Agent (on behalf of CIESCO) to fund the purchase or maintenance of such Receivable Interest during such Fixed Period as determined by the Agent (on behalf of CIESCO) and reported to the Seller and, if the Collection Agent is not the Seller, the Collection Agent, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the Agent (on behalf of CIESCO); PROVIDED, however, that if any component of such rate is a discount rate, in calculating the "INVESTOR RATE" for such Fixed Period the Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

                  "LIQUIDATION DAY" means, for any Receivable Interest, (i) each day during a Fixed Period for such Receivable Interest on which the conditions set forth in Section 3.02 are not satisfied, and (ii) each day which occurs on or after the Termination Date for such Receivable Interest.

                  "LIQUIDATION FEE" means, for (i) any Fixed Period during which a Liquidation Day occurs or (ii) any Fixed Period for which Yield is computed by reference to the Investor Rate and a reduction of Capital is made for any reason
(x) in an amount greater than $25,000,000 on a Settlement Date or (y) in any amount on any day other than a Settlement Date or (iii) any Fixed Period for which Yield is computed by reference to the Eurodollar Rate and a reduction of Capital is made for any reason on any day other than the last day of such Fixed Period, the amount, if any, by which (A) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Fixed Period pursuant to clause (iii) of the definition thereof) which would have accrued during such Fixed Period on the reductions of Capital of the Receivable

Interest relating to such Fixed Period had such reductions remained as Capital, exceeds (B) the income, if any, received by the Investors which hold such Receivable Interest from the investment of the proceeds of such reductions of Capital.

                  "LOCK-BOX ACCOUNT" means an account maintained at a Lock-Box Bank for the purpose of receiving Collections.

                  "LOCK-BOX AGREEMENT" means an agreement, in substantially the form of Annex B.

                  "LOCK-BOX BANK" means any of the banks holding one or more Lock-Box Accounts.

                  "LOSS HORIZON FACTOR" means, as of any date, a ratio computed by dividing (i) the aggregate Outstanding Balance (in each case, at the time of creation) of all Originator Receivables created by the Originators during the four most recently ended calendar months by (ii) the Outstanding Balance of Originator Receivables as at the last day of the most recently ended calendar month.

                  "LOSS PERCENTAGE" means, as of any date, the greatest of (i) the product of (A) two multiplied by (B) the Loss Horizon Factor as of the last day of the most recently ended calendar month multiplied by (C) the highest of the Loss Ratios for the twelve most recently ended calendar months, (ii) four times the Concentration Limit and (iii) 10%.

                  "LOSS RATIO" means, as of any date, the average of the ratios (each expressed as a percentage) for each of the three most recently ended calendar months computed for each such month by dividing (i) the sum of the aggregate Outstanding Balance of Originator Receivables which were 91-120 days past due (or otherwise would have been classified during such month as Defaulted Receivables in accordance with clause (ii) or (iii) of the definition of "Defaulted Receivables") as at the last day of such month plus (without duplication) write-offs during such month, by (ii) the aggregate Outstanding Balance (in each case, at the time of creation) of Originator Receivables created during the fourth preceding month.

                  "LOSS RESERVE" means, for any Receivable Interest on any date, an amount equal to:

                                 LP x (C + YFR)

          where:

  LP   =   the Loss Percentage for such Receivable Interest on such date.

  C    =   the Capital of such Receivable Interest on such date.

  YFR  =   the Yield and Fee Reserve for such Receivable Interest on such date.

                  "LOSS-TO-LIQUIDATION RATIO" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all

Originator Receivables written off by the Originators or the Seller, or which should have been written off by the Originators or the Seller in accordance with the Credit and Collection Policy, during the twelve calendar month period ending on such last day by (ii) the aggregate amount of Collections of Originator Receivables actually received during such period.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "NET RECEIVABLES POOL BALANCE" means at any time the Outstanding Balance of Eligible Receivables then in the Receivables Pool reduced by the sum of (i) the Outstanding Balance of such Eligible Receivables that are then Defaulted Receivables, (ii) the aggregate amount by which the Outstanding Balance of Eligible Receivables (other than Defaulted Receivables) of each Obligor then in the Receivables Pool exceeds the product of (A) the Concentration Limit for such Obligor multiplied by (B) the aggregate outstanding Capital of all Receivable Interests, (iii) the aggregate amount of Collections on hand at such time for payment on account of any Eligible Receivables, the Obligor of which has not been identified and (iv) the aggregate Outstanding Balance of all Eligible Receivables in respect of which any credit memo issued by an Originator or the Seller is outstanding at such time to the extent deemed Collections have not been paid pursuant to Section 2.04(e).

                  "OBLIGOR" means a Person obligated to make payments pursuant to a Contract.

                  "ORIGINATOR PURCHASE AGREEMENT" means the Purchase and Contribution Agreement dated as of the date of this Agreement between the Originators, as sellers, and the Seller, as purchaser, as the same may be amended, modified or restated from time to time.

                  "ORIGINATOR RECEIVABLE" means the indebtedness of any Obligor resulting from the provision or sale of merchandise, insurance or services by an Originator under a Contract, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto; PROVIDED, HOWEVER, that "Originator Receivable" shall not include any APC Receivable until such time as (i) the Seller has requested, and the Agent has approved in writing, the inclusion of the APC Receivables in the Receivables Pool and (ii) Ferro Corporation has directed all Obligors of APC Receivables to make payments thereon to a Lock-Box or Lock-Box Account specified on Schedule I as to which a Lock-Box Agreement is in effect.

                  "ORIGINATORS" means Ferro Corporation, an Ohio corporation, and Ferro Electronic Materials, Inc. a Delaware corporation.

                  "OTHER APPROVED JURISDICTION" means a country (other than the United States and Canada) (i) which is a member of the Organization of Economic Cooperation and Development, (ii) which has a sovereign long-term debt rating of at least AA- by S&P and Aa3 by Moody's, (iii) as to which the Outstanding Balance of Receivables due from Obligors residing in such country was at least $20,000 as of August 31, 2000, (iv) as to which the Agent has received such opinions of counsel or other evidence satisfactory to it confirming that the Agent (on behalf of the Investors) has acquired a valid and perfected first priority interest and other rights with respect to Receivables due from Obligors residing in such country which interest and rights are substantially as protected and favorable as the Agent's rights under the UCC and (v) which the Agent has approved in writing; provided, however, that during the period from the initial purchase to and including

October 31, 2000, (x) the preceding clause (iv) shall not be applicable (it being understood that during such period the Agent and its counsel will review the laws of the applicable countries to determine the requirements, if any, needed to satisfy the conditions of such clause (iv)), and (y) each of the following countries shall be considered to be an "Other Approved Jurisdiction":
Germany, United Kingdom, Japan, France, Italy, Ireland, Netherlands, Norway, New Zealand, Spain, Belgium, Austria, Sweden and Denmark.

                  "OTHER COMPANIES" means the Originators and all of their Subsidiaries except the Seller.

                  "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof.

                  "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "POOL RECEIVABLE" means a Receivable in the Receivables Pool.

                  "PURCHASE LIMIT" means $100,000,000, as such amount may be reduced pursuant to Section 2.01(b). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 2.01(b), minus the then outstanding Capital of Receivable Interests under this Agreement.

                  "RECEIVABLE" means any Originator Receivable which has been acquired by the Seller from an Originator by purchase or by capital contribution pursuant to the Originator Purchase Agreement.

                  "RECEIVABLE INTEREST" means, at any time, an undivided percentage ownership interest in (i) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 2.03, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables. Such undivided percentage interest shall be computed as

                                C + YFR + LR + DR
                                -----------------
                                      NRPB

   where:

        C    =    the Capital of such Receivable Interest at the time of
                  computation.

        YFR  =    the Yield and Fee Reserve of such Receivable Interest at the time of computation.

        LR   =    the Loss Reserve of such Receivable Interest at the time of computation.

        DR   =    the Dilution Reserve of such Receivable Interest at the time of computation.

        NRPB =    the Net Receivables Pool Balance at the time of computation.

Each Receivable Interest shall be determined from time to time pursuant to the provisions of Section 2.03.

                  "RECEIVABLES POOL" means at any time the aggregation of each then outstanding Receivable in respect of which the Obligor is a Designated Obligor at such time or was a Designated Obligor on the date of the initial creation of an interest in such Receivable under this Agreement.

                  "RELATED SECURITY" means with respect to any Receivable

                           (i) all of the Seller's interest in any merchandise
                  (including returned merchandise) relating to any sale giving rise to such Receivable;

                           (ii) all security interests or liens and property
                  subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

                           (iii) all guaranties, insurance and other agreements
                  or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

                           (iv) the Contract and all other books, records and
                  other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

                  "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill Companies, Inc.

                  "SEC" means the Securities and Exchange Commission.

                  "SELLER REPORT" means a report in substantially the form of Annex A hereto and containing such additional information as the Agent may reasonably request from time to time, furnished by the Collection Agent to the Agent pursuant to Section 6.02(g).

                  "SETTLEMENT DATE" for any Receivable Interest means the last day of each Fixed Period for such Receivable Interest; PROVIDED, HOWEVER, that if Yield with respect to such Receivable Interest is computed by reference to the Investor Rate and no Liquidation Day exists on the last day of a Fixed Period for such Receivable Interest, the Settlement Date for such Receivable

Interest for such Fixed Period shall be the second Business Day after the last day of such Fixed Period.

                  "SPECIAL EVENT" means any of the long term public senior unsecured debt securities of Ferro Corporation are rated below BBB by S&P or Baa2 by Moody's, or if Ferro Corporation does not have long term public senior unsecured debt ratings from both S&P and Moody's, Ferro Corporation is judged by the Agent, in its sole discretion, to be of credit quality below (with respect to each missing rating) BBB by S&P or Baa2 by Moody's.

                  "SUBSIDIARY" means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Seller or an Originator, as the case may be, or one or more Subsidiaries, or by the Seller or an Originator, as the case may be, and one or more Subsidiaries.

                  "TANGIBLE NET WORTH" means at any time the excess of (i) the sum of (A) the product of (x) 100% minus the Discount (as such term is defined in the Originator Purchase Agreement) multiplied by (y) the Outstanding Balance of all Receivables other than Defaulted Receivables plus (B) cash and cash equivalents of the Seller plus (C) the outstanding principal amount of Purchaser Loans (as such term is defined in the Originator Purchase Agreement), minus (ii) the sum of (A) Capital plus (B) the Deferred Purchase Price.

                  "TERMINATION DATE" for any Receivable Interest means the earlier of (i) the Business Day which the Seller or the Agent so designates by notice to the other at least one Business Day in advance for such Receivable Interest and (ii) the Facility Termination Date.

                  "TRANSACTION DOCUMENT" means any of this Agreement, the Originator Purchase Agreement, the Lock-Box Agreements and all other agreements and documents delivered and/or related hereto or thereto.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                  "UNDERTAKING AGREEMENT" means the Undertaking Agreement dated as of the date of this Agreement made by Ferro Corporation in favor of the Seller, substantially in the form attached hereto as Annex E, as the same may be amended, modified or restated from time to time.

                  "YIELD" means:

                           (i) for each Receivable Interest for any Fixed Period
                  to the extent CIESCO will be funding such Receivable Interest through the issuance of commercial paper or other promissory notes,

                                IR x C x ED + LF
                                         --
                                         360

                           (ii) for each Receivable Interest for any Fixed
                  Period to the extent (x) the Investors will not be funding such Receivable Interest through the issuance of commercial paper or other promissory notes, or (y) an Investor other than CIESCO will be funding such Receivable Interest,

                                IR x C x ED + LF
                                         --
                                         360

       where:

          AR    =    the Assignee Rate for such Receivable Interest for such
                     Fixed Period

          C     =    the Capital of such Receivable Interest during such Fixed
                     Period

          IR    =    the Investor Rate for such Receivable Interest for such
                     Fixed Period

          ED    =    the actual number of days elapsed during such Fixed
                     Period

          LF    =    the Liquidation Fee, if any, for such Receivable Interest
                     for such Fixed Period

PROVIDED that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and PROVIDED FURTHER that Yield for any Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

                  "YIELD AND FEE RESERVE" means, for any Receivable Interest on any date, an amount equal to

                                (C x YFRP) + AUYF

       where:

         C     =    the Capital of such Receivable Interest at the close of
                    business of the Collection Agent on such date.

         YFRP  =    the Yield and Fee Reserve Percentage on such date.

         AUYF  =    accrued and unpaid Yield, Collection Agent Fee, and Fees on such date, in each case for such Receivable Interest.

                  "YIELD AND FEE RESERVE PERCENTAGE" means, on any date, a percentage equal to

                      [(AER X 1.5) + AM + PF + CAF1 X AVGM
                                       360

     where:

         AER   =   the one-month Adjusted Eurodollar Rate in effect on such
                   date.

         AM    =   the applicable spread or margin used in the calculation of the Assignee Rate in effect on such date.

         PF    =   the Program Fee (as defined in the Fee Agreement), in effect on such date.

         CAF   =   the percentage per annum used in the calculation of the
                   Collection Agent Fee in effect on such date.

         AVGM  =   the Average Maturity on such date plus the Collection Delay
                   Period.

                  SECTION 1.02. OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.



                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE PURCHASES

                  SECTION 2.01. PURCHASE FACILITY. (a) On the terms and conditions hereinafter set forth, CIESCO may, in its sole discretion, purchase Receivable Interests from the Seller from time to time during the period from the date hereof to the Facility Termination Date. Under no circumstances shall CIESCO make any such purchase if, after giving effect to such purchase, the aggregate outstanding Capital of Receivable Interests would exceed the Purchase Limit.

                  (b) The Seller may at any time after six months from the date hereof, upon at least five Business Days' notice to the Agent, terminate the facility provided for in this Agreement in whole or, from time to time, reduce in part the unused portion of the Purchase Limit; PROVIDED that each partial reduction shall be in the amount of at least $5,000,000 or an integral multiple thereof.

                  (c) Until the Agent gives the Seller the notice provided in
Section 3.02(c) (iii), the Agent, on behalf of the Investors which own Receivable Interests, may have the Collections attributable to such Receivable Interests automatically reinvested pursuant to Section 2.04 in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Receivable Interests.

                  SECTION 2.02. MAKING PURCHASES. (a) Each purchase by CIESCO shall be made on at least two Business Days' notice in the form of a Drawdown Notice from the Seller to the Agent. Each such Drawdown Notice of a purchase shall specify (i) the amount requested to be paid to the Seller (such amount, which shall not be less than $2,000,000, being referred to herein as the initial "Capital" of the Receivable Interest then being purchased) and (ii) the date of such purchase (which shall be a Business Day). The Agent shall promptly thereafter notify the Seller whether CIESCO has determined to make a purchase and, if so, whether all of the terms specified by the Seller are acceptable to CIESCO.

                  (b) On the date of each such purchase of a Receivable Interest, CIESCO shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Seller in same day funds an amount equal to the initial Capital of such Receivable Interest, at the account set forth in the Drawdown Notice for such purchase.

                  (c) Effective on the date of each purchase pursuant to this
Section 2.02 and each reinvestment pursuant to Section 2.04, the Seller hereby sells and assigns to the Agent, for the benefit of the parties making such purchase, an undivided percentage ownership interest, to the extent of the Receivable Interest then being purchased, in each Pool Receivable then existing and in the Related Security and Collections with respect thereto.

                  SECTION 2.03. RECEIVABLE INTEREST COMPUTATION. Each Receivable Interest shall be initially computed on its date of purchase. Thereafter until the Termination Date for such Receivable Interest, such Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day other than a Liquidation Day. Any Receivable Interest, as computed (or deemed recomputed) as of the day immediately preceding the Termination Date for such Receivable Interest, shall thereafter remain constant. Such Receivable Interest shall become zero when Capital thereof and Yield thereon shall have been paid in full, and all Fees and other amounts owed by the Seller hereunder to the Investors or the Agent are paid and the Collection Agent shall have received the accrued Collection Agent Fee thereon.

                  SECTION 2.04. SETTLEMENT PROCEDURES. (a) Collection of the Pool Receivables shall be administered by a Collection Agent, in accordance with the terms of Article VI of this Agreement. The Seller shall provide to the Collection Agent (if other than the Seller) on a timely basis all information needed for such administration, including notice of the occurrence of any Liquidation Day and current computations of each Receivable Interest.

                  (b) The Collection Agent shall, on each day on which Collections of Pool Receivables are received by it:

                      (i) with respect to each Receivable Interest, set aside
                  and hold in trust (and, at the request of the Agent, segregate) for the Investors that hold such Receivable Interest, out of the percentage of such Collections represented by such Receivable Interest, an amount equal to the Yield, Fees and Collection Agent Fee accrued through such day for such Receivable Interest and not previously set aside;

                      (ii) with respect to each Receivable Interest, if such day is not a Liquidation Day for such Receivable Interest, reinvest with the Seller on behalf of the Investors that hold such Receivable Interest the percentage of such Collections represented by such Receivable Interest, to the extent representing a return of Capital, by recomputation of such Receivable Interest pursuant to Section 2.03;

                           (iii) if such day is a Liquidation Day for any one or
                  more Receivable Interests, set aside and hold in trust (and, at the request of the Agent, segregate) for the Investors that hold such Receivable Interests all of the remaining Collections (but not in excess of the Capital of such Receivable Interests); PROVIDED that if amounts are set aside and held in trust on any Liquidation Day occurring prior to the Termination Date, and thereafter prior to the Settlement Date for such Fixed Period the conditions set forth in Section
                  3.02 are satisfied or waived by the Agent, such previously set aside amounts shall, to the extent representing a return of Capital, be reinvested in accordance with the preceding subsection (ii) on the day of such subsequent satisfaction or waiver of conditions; and

                           (iv) during such times as amounts are required to be
                  reinvested in accordance with the foregoing subsection (ii) or the proviso to subsection (iii), release to the Seller for its own account any Collections in excess both of such amounts and of the amounts that are required to be set aside pursuant to subsection (i) above.

                  (c) The Collection Agent shall deposit into the Agent's Account, on the Settlement Date for each Receivable Interest, Collections held for the Investors that relate to such Receivable Interest pursuant to Section 2.04(b).

                      (d) Upon receipt of funds deposited into the Agent's Account, the Agent shall distribute them as follows:

                           (i) if such distribution occurs on a day that is not
                  a Liquidation Day, first to the Investors that hold the relevant Receivable Interest and to the Agent in payment in full of all accrued Yield and Fees and then to the Collection Agent in payment in full of all accrued Collection Agent Fee.

                           (ii) if such distribution occurs on a Liquidation
                  Day, first to the Investors that hold the relevant Receivable Interest and to the Agent in payment in full of all accrued Yield and Fees, second to such Investors in reduction to zero of all Capital, third to such Investors or the Agent in payment of any other amounts owed by the Seller hereunder, and fourth to the Collection Agent in payment in full of all accrued Collection Agent Fee.

                  After the Capital, Yield, Fees and Collection Agent Fee with respect to a Receivable Interest, and any other amounts payable by the Seller to the Investors or the Agent hereunder, have been paid in full, all additional Collections with respect to such Receivable Interest shall be paid to the Seller for its own account.

                  (e) For the purposes of this Section 2.04:

                      (i) if on any day the Outstanding Balance of any Pool
                  Receivable is reduced or adjusted as a result of any defective, rejected or returned merchandise or services, or any cash discount, discount for quick payment or other adjustment made by the Seller or an Originator, or any setoff, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

                      (ii) if on any day any of the representations or
                  warranties contained in Section 4.01(h) is no longer true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

                      (iii) except as provided in subsection (i) or (ii) of this
                  Section 2.04(e), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivables shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables; and

                      (iv) if and to the extent the Agent or the Investors shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Agent or the Investors, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

                  SECTION 2.05. FEES. (a) Each Investor shall pay to the Collection Agent a fee (the "COLLECTION AGENT FEE") of 1/4 of 1% per annum on the average daily Capital of each Receivable Interest owned by such Investor, from the date of purchase of such Receivable Interest until the later of the Termination Date for such Receivable Interest or the date on which such Capital is reduced to zero, payable on the Settlement Date for such Receivable Interest. Upon three Business Days' notice to the Agent, the Collection Agent (if not Ferro Corporation, the Seller or its designee or an Affiliate of the Seller) may elect to be paid, as such fee, another percentage per annum on the average daily Capital of such Receivable Interest, but in no event in excess for all Receivable Interests relating to a single Receivables Pool of 110% of the reasonable costs and expenses of the Collection Agent in administering and collecting the Receivables in such Receivables Pool. The Collection Agent Fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.04. So long as Ferro Corporation is acting as the Collection Agent hereunder, amounts paid as the Collection Agent Fee pursuant to this Section 2.05(a) shall reduce, on a dollar-for-dollar basis, the obligation of the Seller to pay the "Collection Agent Fee" pursuant to Section
6.03 of the Originator Purchase Agreement, provided that such obligation of the Seller shall in no event be reduced below zero.

                  (b) The Seller shall pay to the Agent certain fees (collectively, the "Fees") in the amounts and on the dates set forth in a separate fee agreement of even date between the Seller and the Agent, as the same may be amended or restated from time to time (the "FEE AGREEMENT")

                  SECTION 2.06. PAYMENTS AND COMPUTATIONS, ETC. (a) All amounts to be paid or deposited by the Seller or the Collection Agent hereunder shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds to the Agent's Account.

                  (b) Each of the Seller and the Collection Agent shall, to the extent permitted by law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.0% per annum above the Alternate Base Rate, payable on demand.

                  (c) All computations of interest under subsection (b) above and all computations of Yield, fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

                  SECTION 2.07. DIVIDING OR COMBINING RECEIVABLE INTERESTS. Either the Seller or the Agent may, upon notice to the other party received at least three Business Days prior to the last day of any Fixed Period in the case of the Seller giving notice, or up to the last day of such Fixed Period in the case of the Agent giving notice, either (i) divide any Receivable Interest into two or more Receivable Interests having aggregate Capital equal to the Capital of such divided Receivable Interest, or (ii) combine any two or more Receivable Interests originating on such last day or having Fixed Periods ending on such last day into a single Receivable Interest having Capital equal to the aggregate of the Capital of such Receivable Interests.

                  SECTION 2.08. INCREASED COSTS. (a) If CNAI, any Investor, any entity which enters into a commitment to purchase Receivable Interests or interests therein, or any of their respective Affiliates (each an "AFFECTED PERSON") determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of the capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables or interests therein related to this Agreement or to the funding thereof and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Agent), the Seller shall immediately pay to the Agent for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 2.09) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Investor of agreeing to purchase or purchasing, or maintaining the ownership of Receivable Interests in respect of which Yield is computed by reference to the Eurodollar Rate, then, upon demand by such Investor (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of such Investor (as a third-party beneficiary), from time to time as specified by such Investor, additional amounts sufficient to compensate such Investor for such increased costs. A certificate as to such amounts submitted to the Seller and the Agent by such Investor shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.09. ADDITIONAL YIELD ON RECEIVABLE INTERESTS BEARING A EURODOLLAR RATE. The Seller shall pay to any Investor, so long as such Investor shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Capital of each Receivable Interest of such Investor during each Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Investor for such Fixed Period, payable on each date on which Yield is payable on such Receivable Interest. Such additional Yield shall be determined by such Investor and notice thereof given to the Seller through the Agent within 30 days after any Yield payment is made with respect to which such additional Yield is requested. A certificate as to such additional Yield submitted to the Seller and the Agent by such Investor shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.10. SECURITY INTEREST. As collateral security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller (whether as Seller or otherwise) to be performed under this Agreement or any document delivered in connection with this Agreement in accordance with the terms thereof, including the punctual payment when due of all obligations of the Seller hereunder or thereunder, whether for indemnification payments, fees, expenses or otherwise, the Seller hereby assigns to the Agent for its benefit and the ratable benefit of the Investors, and hereby grants to the Agent for its benefit and the ratable benefit of the Investors, a security interest in, all of the Seller's right, title and interest in and to (A) the Originator Purchase Agreement and the Undertaking Agreement, including, without limitation, (i) all rights of the Seller to receive moneys due or to become due under or pursuant to the Originator Purchase Agreement or the Undertaking Agreement, (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to the Originator Purchase Agreement or the Undertaking Agreement, (iii) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Originator Purchase Agreement or the Undertaking Agreement, (iv) claims of the Seller for damages arising out of or for breach of or default under the Originator Purchase Agreement or the Undertaking Agreement, and (v) the right of the Seller to compel performance and otherwise exercise all remedies thereunder, (B) all Receivables, whether now owned and existing or hereafter acquired or arising, the Related Security with respect thereto and the Collections and all other assets, including, without limitation, accounts, chattel paper, instruments and general intangibles (as those terms are defined in the UCC), including undivided interests in any of the foregoing, owned by the Seller and not otherwise purchased under this Agreement, and (C) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.



                                   ARTICLE III

                             CONDITIONS OF PURCHASES

                  SECTION 3.01. CONDITIONS PRECEDENT TO INITIAL PURCHASE. The initial purchase of a Receivable Interest under this Agreement is subject to the conditions precedent that the Agent shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

                  (a) Certified copies of the resolutions of the Board of Directors of the Seller approving, and evidence that each Originator has taken any necessary corporate action to authorize, this Agreement and the Originator Purchase Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Originator Purchase Agreement.

                  (b) A certificate of the Secretary or Assistant Secretary of the Seller and each Originator certifying the names and true signatures of the officers of the Seller and the Originators authorized to sign the Originator Purchase Agreement and this Agreement and the other documents to be delivered by it hereunder and thereunder.

                  (c) Acknowledgment copies or time stamped receipt copies of proper financing statements, duly filed on or before the date of such initial purchase under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the ownership and security interests contemplated by this Agreement and the Originator Purchase Agreement.

                  (d) Acknowledgment copies or time stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in (i) the Receivables, Contracts or Related Security previously granted by the Seller or the Originators and (ii) the collateral security referred to in Section 2.10 previously granted by the Seller.

                  (e) Completed requests for information, dated on or before the date of such initial purchase, listing all effective financing statements filed in the jurisdictions referred to in subsection (c) above that name the Seller or an Originator as debtor, together with copies of such financing statements (none of which shall cover any Receivables, Contracts, Related Security or the collateral security referred to in Section 2.10).

                  (f) Executed copies of Lock-Box Agreements with each Lock-Box Bank.

                  (g) A favorable opinion of Squire, Sanders & Dempsey L.L.P., counsel for the Seller and the Originators, substantially in the form of Annex C hereto and as to such other matters as the Agent may reasonably request.

                  (h) The Fee Agreement.

                  (i) A Drawdown Notice.

                  (j) The Undertaking Agreement, duly executed by Ferro Corporation.

                  (k) An executed copy of the Originator Purchase Agreement.

                  (l) A copy of the by-laws of the Seller, certified by the Secretary or Assistant Secretary of the Seller. (m) A copy of the certificate or articles of incorporation of the Seller, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of the Seller from such Secretary of State or other official, dated as of a recent date.

                  (n) A favorable opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel for the Agent, as to such matters as the Agent may reasonably request.

                  SECTION 3.02. CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS. Each purchase (including the initial purchase) and each reinvestment shall be subject to the further conditions precedent that (a) in the case of each purchase, the Collection Agent shall have delivered to the Agent at least one Business Day prior to such purchase, in form and substance satisfactory to the Agent, a completed Seller Report containing information covering the most recently ended reporting period for which information is required pursuant to Section 6.02(g) and demonstrating that after giving effect to such purchase no Event of Termination or Incipient Event of Termination under
Section 7.01(i) would occur, and, in the case of each purchase after the initial purchase, the Seller shall have delivered to the Agent at least two Business Days prior to such purchase, a completed Drawdown Notice, (b) in the case of each reinvestment, the Collection Agent shall have delivered to the Agent on or prior to the date of such reinvestment, in form and substance satisfactory to the Agent, a completed Seller Report containing information covering the most recently ended reporting period for which information is required pursuant to
Section 6.02(g), (c) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

                           (i) The representations and warranties contained in
                  Section 4.01 are correct on and as of the date of such purchase or reinvestment as though made on and as of such date,

                           (ii) No event has occurred and is continuing, or
                  would result from such purchase or reinvestment, that constitutes an Event of Termination or an Incipient Event of Termination,

                           (iii) The Agent shall not have given the Seller at
                  least one Business Day's notice that the Investors have terminated the reinvestment of Collections in Receivable Interests, and

                           (iv) The Originators shall have sold or contributed
                  to the Seller, pursuant to the Originator Purchase Agreement, all Originator Receivables arising on or prior to such date, and

(d) the Agent shall have received such other approvals, opinions or documents as it may reasonably request.



                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants as follows:

                  (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

                  (b) The execution, delivery and performance by the Seller of the Transaction Documents and the other documents to be delivered by it hereunder, including the Seller's use of the proceeds of purchases and reinvestments, (i) are within the Seller's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Seller's charter or by-laws, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except for the interest created pursuant to this Agreement). Each of the Transaction Documents has been duly executed and delivered by the Seller.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents or any other document to be delivered thereunder, except for the filing of UCC financing statements which are referred to therein.

                  (d) Each of the Transaction Documents constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

                  (e) The opening pro forma balance sheet of the Seller as at September 28, 2000, giving effect to the initial purchase to be made under this Agreement, a copy of which has been furnished to the Agent, fairly presents the financial condition of the Seller as at such date, in accordance with generally accepted accounting principles, and since September 28, 2000 there has been no material adverse change in the business, operations, property or financial or other condition of the Seller.

                  (f) There is no pending or threatened action or proceeding affecting an Originator or any of its Subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of such Originator or any of its Subsidiaries or the ability of the Seller or such Originator to perform their respective obligations under the Transaction Documents, or which purports to affect the legality, validity or enforceability of the Transaction Documents.

                  (g) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class which is registered pursuant to
Section 12 of the Securities Exchange Act of 1934.

                  (h) The Seller is the legal and beneficial owner of the Pool Receivables and Related Security free and clear of any Adverse Claim; upon each purchase or reinvestment, the Investors shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Receivable Interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto. No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Agent relating to this Agreement and those filed by the Seller pursuant to the Originator Purchase Agreement.

                  (i) Each Seller Report (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Agent or the Investors in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent or the Investors, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (j) The principal place of business and chief executive office of the Seller and the office where the Seller keeps its records concerning the Pool Receivables are located at the address or addresses referred to in Section 5.01(b).

                  (k) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts of the Seller at such Lock-Box Banks, are as specified in Schedule I hereto, as such Schedule I may be updated from time to time pursuant to Section 5.01(g).

                  (l) Each purchase of a Receivable Interest and each reinvestment of Collections in Pool Receivables will constitute (i) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

                  (m) The Seller is not known by and does not use any trade name or doing-business-as name.

                  (n) The Seller was incorporated on September 26, 2000, and the Seller did not engage in any business activities prior to the date of this Agreement. The Seller has no Subsidiaries.

                  (o) (i) The fair value of the property of the Seller is greater than the total amount of liabilities, including contingent liabilities, of the Seller, (ii) the present fair salable value of the assets of the Seller is not less than the amount that will be required to pay all probable liabilities of the Seller on its debts as they become absolute and matured,
(iii) the Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond the Seller's abilities to pay such debts and liabilities as they mature and (iv) the Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Seller's property would constitute unreasonably small capital.

                  (p) With respect to each Pool Receivable, the Seller (i) shall have received such Pool Receivable as a contribution to the capital of the Seller by an Originator or (ii) shall have purchased such Pool Receivable from an Originator in exchange for payment (made by the Seller to an Originator in accordance with the provisions of the Originator Purchase Agreement) of cash, Deferred Purchase Price, or a combination thereof in an amount which constitutes fair consideration and reasonably equivalent value. Each such sale referred to in clause (ii) of the preceding sentence shall not have been made for or on account of an antecedent debt owed by an Originator to the Seller and no such sale is or may be voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

                  SECTION 4.02. REPRESENTATIONS AND WARRANTIES OF THE COLLECTION AGENT. The Collection Agent hereby represents and warrants as follows:

                  (a) The Collection Agent is a corporation duly incorporated, validly existing and in good standing under the laws of Ohio, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, unless the failure to so qualify would not have a material adverse effect on (i) the interests of the Investors hereunder, (ii) the collectibility of the Receivables Pool, or (iii) the ability of the Collection Agent to perform its obligations hereunder.

                  (b) The execution, delivery and performance by the Collection Agent of this Agreement and any other documents to be delivered by it hereunder
(i) are within the Collection Agent's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Collection Agent's charter or by-laws, (2) any law, rule or regulation applicable to the Collection Agent, (3) any contractual restriction binding on or affecting the Collection Agent or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Collection Agent or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties. This Agreement has been duly executed and delivered by the Collection Agent.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Collection Agent of this Agreement or any other document to be delivered by it hereunder.

                  (d) This Agreement constitutes the legal, valid and binding obligation of the Collection Agent enforceable against the Collection Agent in accordance with its terms.

                  (e) The balance sheets of the Collection Agent and its Subsidiaries as at December 31, 1999, and the related statements of income and retained earnings of the Collection Agent and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Agent, fairly present the financial condition of the Collection Agent and its Subsidiaries as at such date and the results of the operations of the Collection Agent and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 1999 there has been no material adverse change in the business, operations, property or financial or other condition of the Collection Agent.

                  (f) There is no pending or threatened action or proceeding affecting the Collection Agent or any of its Subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Collection Agent or any of its Subsidiaries or the ability of the Collection Agent to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement.

                  (g) The Collection Agent has no office or place of business in the province of Quebec, Canada.



                                    ARTICLE V

                                    COVENANTS

                  SECTION 5.01. COVENANTS OF THE SELLER. Until the latest of the Facility Termination Date or the date on which no Capital of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investors or the Agent are paid in full:

                  (a) COMPLIANCE WITH LAWS, ETC. The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under the Transaction Documents.

                  (b) OFFICES, RECORDS AND BOOKS OF ACCOUNT. The Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Receivables at the address of the Seller set forth under its name on the signature pages to this Agreement or, upon 30 days' prior written notice to the Agent, at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the interest in the Pool Receivables have been taken and completed. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

                  (c) PERFORMANCE AND COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. The Seller will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

                  (d) SALES, LIENS, ETC. The Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, the Seller's undivided interest in any Pool Receivable, Related Security, related Contract or Collections, or upon or with respect to any account to which any Collections of any Pool Receivable are sent, or assign any right to receive income in respect thereof.

                  (e) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as provided in Section 6.02(c), the Seller will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

                  (f) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. The Seller will not make any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under this Agreement.

                  (g) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. The Seller will not add or terminate any bank as a Lock-Box Bank from those listed in
Schedule I to this Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Lock-Box Bank, unless the Agent shall have received notice of such addition, termination or change (including an updated Schedule I) and a fully executed Lock-Box Agreement with each new Lock-Box Bank.

                  (h) DEPOSITS TO LOCK-BOX ACCOUNTS. The Seller will instruct all Obligors to remit all their payments in respect of Receivables to Lock-Box Accounts. If the Seller shall receive any Collections directly, it shall immediately (and in any event within two Business Days) deposit the same to a Lock-Box Account. The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables.

                  (i) MARKING OF RECORDS. At its expense, the Seller will mark its master data processing records evidencing Pool Receivables and, at the Agent's request following an Event of Termination, a Special Event or an Incipient Event of Termination, related Contracts with a legend evidencing that Receivable Interests related to such Pool Receivables and related Contracts have been sold in accordance with this Agreement.

                  (j) FURTHER ASSURANCES. (i) The Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased under this Agreement, or to enable the Investors or the Agent to exercise and enforce their respective rights and remedies under this Agreement. Without limiting the foregoing, the Seller will, upon the request of the Agent, execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Receivable Interests.

                           (ii) The Seller authorizes the Agent to file
                  financing or continuation statements, and amendments thereto and assignments thereof, relating to the Pool Receivables and the Related, Security, the related Contracts and the Collections with respect thereto without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

                  (k) REPORTING REQUIREMENTS. The Seller will provide to the Agent (in multiple copies, if requested by the Agent) the following:

                           (i) as soon as available and in any event within 60
                  days after the end of the first three quarters and within 120 days after the end of the fourth fiscal quarter of each fiscal year of the Seller, a balance sheet of the Seller as of the end of such quarter and a statement of income and retained earnings of the Seller for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Seller;

                           (ii) as soon as possible and in any event within five
                  days after the occurrence of each Event of Termination or Incipient Event of Termination, a statement of the chief financial officer of the Seller setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Seller has taken and proposes to take with respect thereto;

                           (iii) promptly after the filing or receiving thereof,
                  copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multi-employer plan (within the meaning of Section 4001 (a) (3) of ERISA) to which the Seller or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate in excess of $5,000,000;

                           (iv) at least ten Business Days prior to any change
                  in the name of either Originator or the Seller, a notice setting forth the new name and the effective date thereof;

                           (v) promptly after the Seller obtains knowledge
                  thereof, notice of any "Event of Termination" or "Facility Termination Date" under the Originator Purchase Agreement;

                           (vi) so long as any Capital shall be outstanding, as
                  soon as possible and in any event no later than the day of occurrence thereof, notice that an Originator has stopped selling or contributing to the Seller, pursuant to the Originator Purchase Agreement, all newly arising Originator Receivables;

                           (vii) as soon as available and in any event within 60
                  days after the end of the first three quarters of each fiscal year of the Seller and within 120 days after the end of each fiscal year of the Seller, a certificate of the chief financial officer or the treasurer of the Seller to the effect that, to the best of such officer's knowledge, no Event of Termination has occurred and is continuing or, if any Event of Termination has occurred and is continuing, specifying the nature and extent thereof;

                           (viii) promptly after receipt thereof, copies of all
                  notices received by the Seller from the Originators under the Originator Purchase Agreement; and

                           (ix) such other information respecting the
                  Receivables or the condition or operations, financial or otherwise, of the Seller as the Agent may from time to time reasonably request.

                  (l) CORPORATE SEPARATENESS. (i) The Seller shall at all times maintain at least one independent director who (x) is not currently and has not been during the five years preceding the date of this Agreement an officer, director or employee of an Affiliate of the Seller or any Other Company, (y) is not a current or former officer or employee of the Seller and (z) is not a stockholder of any Other Company or any of their respective Affiliates.

                           (ii) The Seller shall not direct or participate in
                  the management of any of the Other Companies' operations.

                           (iii) The Seller shall conduct its business from an
                  office separate from that of the Other Companies (but which may be located in the same facility as one or more of the Other Companies). The Seller shall have stationery and other business forms and a mailing address and a telephone number separate from that of the Other Companies.

                           (iv) The Seller shall at all times be adequately
                  capitalized in light of its contemplated business.

                           (v) The Seller shall at all times provide for its own
                  operating expenses and liabilities from its own funds.

                           (vi) The Seller shall maintain its assets and
                  transactions separately from those of the Other Companies and reflect such assets and transactions in financial statements separate and distinct from those of the Other Companies and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Companies. The Seller shall hold itself out to the public under the Seller's own name as a legal entity separate and distinct from the Other Companies. The Seller shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of the Other Companies.

                           (vii) The Seller shall not maintain any joint account
                  with any Other Company or become liable as a guarantor or otherwise with respect to any Debt or contractual obligation of any Other Company.

                           (viii) The Seller shall not make any payment or
                  distribution of assets with respect to any obligation of any Other Company or grant an Adverse Claim on any of its assets to secure any obligation of any Other Company.

                           (ix) The Seller shall not make loans, advances or
                  otherwise extend credit to any of the Other Companies other than Purchaser Loans on the terms and conditions set forth in the Originator Purchase Agreement.

                           (x) The Seller shall hold regular duly noticed
                  meetings of its Board of Directors and make and retain minutes of such meetings.

                           (xi) The Seller shall have bills of sale (or similar
                  instruments of assignment) and, if appropriate, UCC-1 financing statements, with respect to all assets purchased from any of the Other Companies.

                           (xii) The Seller shall not engage in any transaction
                  with any of the Other Companies, except as permitted by this Agreement and as contemplated by the Originator Purchase Agreement.

                           (xiii) The Seller shall comply with (and cause to be
                  true and correct) each of the facts and assumptions contained under the caption "Assumptions" on pages 3 - 5 of the opinion of Squire, Sanders & Dempsey L.L.P. delivered pursuant to
                  Section 3.01(g) and designated as Annex C to this Agreement.

                  (m) ORIGINATOR PURCHASE AGREEMENT. The Seller will not amend, waive or modify any provision of the Originator Purchase Agreement (provided that the Seller may extend the "Facility Termination Date" thereunder) or waive the occurrence of any "Event of Termination" under the Originator Purchase Agreement, without in each case the prior written consent of the Agent. The Seller will perform all of its obligations under the Originator Purchase Agreement in all material respects and will enforce the Originator Purchase Agreement in accordance with its terms in all material respects.

                  (n) NATURE OF BUSINESS. The Seller will not engage in any business other than the purchase of Receivables, Related Security and Collections from the Originators and the transactions contemplated by this Agreement. The Seller will not create or form any Subsidiary.

                  (o) MERGERS, ETC. The Seller will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by this Agreement and the Originator Purchase Agreement.

                  (p) DISTRIBUTIONS, ETC. The Seller will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Seller, or return any capital to its shareholders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any shares of any class of capital stock of the Seller or any warrants, rights or options to acquire any such shares, now or hereafter outstanding; PROVIDED, HOWEVER, that the Seller may declare and pay cash dividends on its capital stock to its shareholders so long as (i) no Event of Termination shall then exist or would occur as a result thereof, (ii) such dividends are in compliance with all applicable law including the corporate law of the State of Ohio, and (iii) such dividends have been approved by all necessary and appropriate corporate action of the Seller.

                  (q) DEBT. The Seller will not incur any Debt, other than any Debt incurred pursuant to this Agreement and the Deferred Purchase Price.

                  (r) CERTIFICATE OF INCORPORATION. The Seller will not amend or delete Article Third, Fifth or Sixth of its certificate of incorporation.

                  (s) TANGIBLE NET WORTH. The Seller will maintain Tangible Net Worth at all times equal to at least 3% of the Outstanding Balance of the Receivables at such time.

                  SECTION 5.02. COVENANT OF THE SELLER AND THE ORIGINATORS. Until the latest of the Facility Termination Date or the date on which no Capital of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investors or the Agent are paid in full, each of the Seller and the Originators will, at their respective expense, from time to time during regular business hours as requested by the Agent, permit the Agent or its agents or representatives (including independent public accountants, which may be the Seller's or an Originator's independent public accountants), (i) to conduct periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Seller or either Originator, as the case may be, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller or either Originator, as the case may be, relating to Pool Receivables and the Related Security, including, without limitation, the Contracts, and (iii) to visit the offices and properties of the Seller or either Originator, as the case may be, for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller's or either Originator's performance under the Transaction Documents or under the Contracts with any of the officers or employees of the Seller or the Originators, as the case may be, having knowledge of such matters. In addition, upon the Agent's request at least once per year, the Seller will, at its expense, appoint independent public accountants (which may, with the consent of the Agent, be the Seller's regular independent public accountants), or utilize the Agent's representatives or auditors, to prepare and deliver to the Agent a written report with respect to the Receivables and the Credit and Collection Policy (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form substantially as described in Annex F hereto.




                                   ARTICLE VI

                ADMINISTRATION AND COLLECTION OF POOL RECEIVABLES

                  SECTION 6.01. DESIGNATION OF COLLECTION AGENT. The servicing, administration and collection of the Pool Receivables shall be conducted by the Collection Agent so designated hereunder from time to time. Until the Agent gives notice to the Seller of the designation of a new Collection Agent, Ferro Corporation is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Agent at any time may designate as Collection Agent any Person (including itself) to succeed Ferro Corporation or any successor Collection Agent, if such Person shall consent and agree to the terms hereof. The Collection Agent may, with the prior consent of the Agent, subcontract with any other Person for the servicing, administration or collection of the Pool Receivables (and the Agent hereby consents to the subcontracting to Ferro Electronic Materials, Inc. of the servicing, administration and collection of Receivables originated by Ferro Electronic Materials, Inc.). Any such subcontract shall not affect the Collection Agent's liability for performance of its duties and obligations pursuant to the terms hereof.

                  SECTION 6.02. DUTIES OF COLLECTION AGENT. (a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Seller and the Agent hereby appoint the Collection Agent, from time to time designated pursuant to Section 6.01, as agent for themselves and for the Investors to enforce their respective rights and interests in the Pool Receivables, the Related Security and the related Contracts. In performing its duties as Collection Agent, the Collection Agent shall exercise the same care and apply the same policies as it would exercise and apply if it owned such Receivables and shall act in the best interests of the Seller and the Investors.

                  (b) The Collection Agent shall administer the Collections in accordance with the procedures described in Section 2.04.

                  (c) If no Event of Termination, Special Event or Incipient Event of Termination shall have occurred and be continuing, Ferro Corporation, while it is the Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Receivable as Ferro Corporation deems appropriate to maximize Collections thereof, or otherwise amend or modify the terms of any Receivable, provided that the classification of any such Receivable as a Defaulted Receivable shall not be affected by any such extension.

                  (d) The Collection Agent shall hold in trust for the Seller and each Investor, in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Pool Receivables. The

Collection Agent shall mark the Seller's master data processing records evidencing Pool Receivables and, at the written request of the Agent following the occurrence of an Event of Termination, a Special Event or an Incipient Event of Termination, each invoice evidencing each Pool Receivable and the related Contract with a legend, acceptable to the Agent, evidencing that Receivable Interests therein have been sold.

                  (e) The Collection Agent shall, as soon as practicable following receipt, turn over to the Seller any cash collections or other cash proceeds received with respect to Receivables not constituting Pool Receivables.

                  (f) The Collection Agent shall, from time to time at the request of the Agent, furnish to the Agent (promptly after any such request) a calculation of the amounts set aside for the Investors pursuant to Section 2.04.

                  (g) Prior to the tenth Business Day of each month, the Collection Agent shall prepare and forward to the Agent a Seller Report relating to the Receivable Interests outstanding on the last day of the immediately preceding month. At the request of the Agent, the Collection Agent shall prepare and forward to the Agent reports relating to the Receivable Interests at more frequent intervals.

                  The Collection Agent hereby elects to transmit Seller Reports to the Agent by electronic mail (each, an "E-MAIL SELLER Report"), provided that
(i) the Collection Agent shall (A) make arrangements with VeriSign, Inc. (or another authenticating organization acceptable to the Agent) to enable the Collection Agent to generate digital signatures and (B) safeguard the keys, access codes or other means of generating its digital signature, (ii) each E-Mail Seller Report shall be (A) formatted as the Agent may designate from time to time and shall be digitally signed and (B) sent to the Agent at an electronic mail address designated by the Agent, and (iii) the Agent (A) shall be authorized to rely upon such E-Mail Seller Report for purposes of this Agreement to the same extent as if the contents thereof had been otherwise delivered to the Agent in accordance with the terms of this Agreement and (B) may, upon notice in writing to the Collection Agent and the Seller, terminate the right of the Collection Agent to transmit E-Mail Seller Reports.

                  SECTION 6.03. CERTAIN RIGHTS OF THE AGENT. (a) The Agent is authorized at any time to date, and to deliver to the Lock-Box Banks, the Notices of Effectiveness attached to the Lock-Box Agreements. The Seller hereby transfers to the Agent the exclusive ownership and control of the Lock-Box Accounts to which the Obligors of Pool Receivables shall make payments. The Agent may notify the Obligors of Pool Receivables, at any time and at the Seller's expense, of the ownership of Receivable Interests under this Agreement.

                  (b) At any time following the designation of a Collection Agent other than Ferro Corporation pursuant to Section 6.01 or following an Event Termination, a Special Event or an Incipient Event of Termination:

                           (i) The Agent may direct the Obligors of Pool
                  Receivables that all payments thereunder be made directly to the Agent or its designee.

                           (ii) At the Agent's request and at the Seller's
                  expense, the Seller shall notify each Obligor of Pool Receivables of the ownership of Receivable Interests under this Agreement and direct that payments be made directly to the Agent or its designee.

                           (iii) At the Agent's request and at the Seller's
                  expense, the Seller and the Collection Agent shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Pool Receivables and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Pool Receivables, and shall make the same available to the Agent at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Agent or its designee.

                           (iv) The Seller authorizes the Agent to take any and
                  all steps in the Seller's name and on behalf of the Seller that are necessary or desirable, in the determination of the Agent, to collect amounts due under the Pool Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections of Pool Receivables and enforcing the Pool Receivables and the Related Security and related Contracts.

                  SECTION 6.04. RIGHTS AND REMEDIES. (a) If the Collection Agent fails to perform any of its obligations under this Agreement, the Agent may (but shall not be required to) itself perform, or cause performance of, such obligation; and the Agent's costs and expenses incurred in connection therewith shall be payable by the Collection Agent.

                  (b) The Seller and the Originators shall perform their respective obligations under the Contracts related to the Pool Receivables to the same extent as if Receivable Interests had not been sold and the exercise by the Agent on behalf of the Investors of their rights under this Agreement shall not release the Collection Agent or the Seller from any of their duties or obligations with respect to any Pool Receivables or related Contracts. Neither the Agent nor the Investors shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller thereunder.

                  (c) In the event of any conflict between the provisions of
Article VI of this Agreement and Article VI of the Originator Purchase Agreement, the provisions of this Agreement shall control.

                  SECTION 6.05. FURTHER ACTIONS EVIDENCING PURCHASES. Each Originator agrees from time to time, at its expense, to promptly execute and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased hereunder, or to enable the Investors or the Agent to exercise and enforce their respective rights and remedies hereunder. Without limiting the foregoing, each Originator will (i) upon the request of the Agent, execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Receivable Interests; (ii) mark its master data processing records evidencing the Pool Receivables with a legend, acceptable to the Agent, evidencing that Receivable Interests therein have been sold; and (iii) upon the request of the Agent following the occurrence of an Event of Termination, a Special Event or an Incipient Event of Termination, mark conspicuously each invoice evidencing each Pool Receivable with a legend, acceptable to the Agent, evidencing that Receivable Interests therein have been sold.

                  SECTION 6.06. COVENANTS OF THE COLLECTION AGENT AND THE ORIGINATORS. (a) AUDITS. The Collection Agent will, from time to time during regular business hours as requested by the Agent, permit the Agent, or its agents or representatives (including independent public accountants, which may be the Collection Agent's independent public accountants), (i) to conduct periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Collection Agent, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Collection Agent relating to Pool Receivables and the Related Security, including, without limitation, the Contracts, and (iii) to visit the offices and properties of the Collection Agent for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Pool Receivables and the Related Security or the Collection Agent's performance hereunder with any of the officers or employees of the Collection Agent having knowledge of such matters.

                  (b) CHANGE IN CREDIT AND COLLECTION POLICY. The Originators will not make any change in their respective Credit and Collection Policy that would impair the collectibility of any Pool Receivable or the ability of Ferro Corporation (if it is acting as Collection Agent) to perform its obligations under this Agreement.

                  SECTION 6.07. INDEMNITIES BY THE COLLECTION AGENT. Without limiting any other rights that the Agent, any Investor or any of their respective Affiliates (each, a "SPECIAL INDEMNIFIED PARTY") may have hereunder or under applicable law, and in consideration of its appointment as Collection Agent, the Collection Agent hereby agrees to indemnify each Special Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "SPECIAL INDEMNIFIED AMOUNTS") arising out of or resulting from any of the following (excluding, however, (a) Special Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Special Indemnified Party, (b) recourse for uncollectible Receivables or (c) any income taxes or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract):

                           (i) any representation or warranty or statement made
                  or deemed made by the Collection Agent under or in connection with this Agreement which shall have been incorrect in any material respect when made;

                           (ii) the failure by the Collection Agent to comply
                  with any applicable law, rule or regulation with respect to any Pool Receivable or Contract; or the failure of any Pool Receivable or Contract to conform to any such applicable law, rule or regulation;

                           (iii) the failure to have filed, or any delay in
                  filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, the Contracts and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

                           (iv) any failure of the Collection Agent to perform
                  its duties or obligations in accordance with the provisions of this Agreement;

                           (v) the commingling of Collections of Pool
                  Receivables at any time by the Collection Agent with other funds;

                           (vi) any action or omission by the Collection Agent
                  reducing or impairing the rights of the Investors with respect to any Pool Receivable or the value of any Pool Receivable;

                           (vii) any Collection Agent Fees or other costs and
                  expenses payable to any replacement Collection Agent, to the extent in excess of the Collection Agent Fees payable to the Collection Agent hereunder; or

                           (viii) any claim brought by any Person other than a
                  Special Indemnified Party arising from any activity by the Collection Agent or its Affiliates in servicing, administering or collecting any Receivable.



                                   ARTICLE VII

                              EVENTS OF TERMINATION

                  SECTION 7.01. EVENTS OF TERMINATION. If any of the following events ("EVENTS OF TERMINATION") shall occur and be continuing:

                  (a) The Collection Agent (if Ferro Corporation or any of its Affiliates) (i) shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clause (ii) or (iii) of this subsection (a)) and such failure shall remain unremedied for five Business Days or (ii) shall fail to deliver the monthly Seller Report when due and such failure shall remain unremedied for three Business Days or (iii) shall fail to make when due any payment or deposit to be made by it under this Agreement; or

                  (b) Ferro Corporation shall fail to transfer to the Agent when requested any rights, pursuant to this Agreement, which Ferro Corporation then has as Collection Agent, or the Seller or an Originator shall fail to make any payment required under Section 2.04; or

                  (c) Any representation or warranty made or deemed made by the Seller or the Collection Agent (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by the Seller or the Collection Agent pursuant to this Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

                  (d) The Seller or an Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Seller by the Agent; or

                  (e) The Seller or an Originator shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $5,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) Any purchase or any reinvestment pursuant to this Agreement shall for any reason (other than pursuant to the terms hereof) cease to create, or any Receivable Interest shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Receivable Interest in each applicable Pool Receivable and the Related Security and Collections with respect thereto; or the security interest created pursuant to Section 2.10 shall for any reason cease to be a valid and perfected first priority security interest in the collateral security referred to in that section; or

                  (g) The Seller or an Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller or an Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller or an Originator shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

                  (h) As of the last day of any calendar month, either (i) the average of the Default Ratios for such month and the two immediately preceding months shall exceed 6.0% or (ii) the average of the Dilution Ratios for such month and the two immediately preceding months shall exceed 9.0% or (iii) the Loss-to-Liquidation Ratio shall exceed 0.5%; or

                  (i) The sum of the Receivable Interests shall on any Business Day be greater than 100%; or

                  (j) There shall have occurred any material adverse change in the financial condition or operations of the Seller or an Originator since December 31, 1999; or there shall have occurred any event which may materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller or the Collection Agent to collect Pool Receivables or otherwise perform its obligations under this Agreement; or

                  (k) An "Event of Termination" or "Facility Termination Date" shall occur under the Originator Purchase Agreement, or the Originator Purchase Agreement shall cease to be in full force and effect; or

                  (l) Any of the long term public senior unsecured debt securities of Ferro Corporation are rated below BBB- by S&P or Baa3 by Moody's, or, if Ferro Corporation does not have long term public senior unsecured debt ratings from both S&P and Moody's, Ferro Corporation is judged by the Agent, in its sole discretion, to be of credit quality below (with respect to each missing rating) BBB by S&P or Baa3 by Moody's; or

                  (m) At least 80% of the outstanding capital stock of the Seller and Ferro Electronic Materials, Inc. shall cease to be owned, directly or indirectly, by Ferro Corporation; or

                  (n) The Undertaking Agreement shall cease to be in full force and effect, or Ferro Corporation shall fail to perform or observe any term, covenant or agreement contained in the Undertaking Agreement on its part to be performed or observed and any such failure shall remain unremedied for fifteen days after written notice thereof shall have been given by the Agent to the Seller;

then, and in any such event, any or all of the following actions may be taken by notice to the Seller: (x) the Investor or the Agent may declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred), and (y) without limiting any right under this Agreement to replace the Collection Agent, the Agent may designate another Person to succeed Ferro Corporation as the Collection Agent; PROVIDED, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of this
Section 7.01, the Facility Termination Date shall occur, Ferro Corporation (if it is then serving as the Collection Agent) shall cease to be the Collection Agent, and the Agent or its designee shall become the Collection Agent. Upon any such declaration or designation or upon such automatic termination, the Investors and the Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and, remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE VIII

                                    THE AGENT

                  SECTION 8.01. AUTHORIZATION AND ACTION. Each Investor hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

                  SECTION 8.02. AGENT'S RELIANCE, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including, without limitation, the Agent's servicing, administering or collecting Pool Receivables as Collection Agent), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (a) may consult with legal counsel (including counsel for the Seller and the Collection Agent), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Investor (whether written or oral) and shall not be responsible to any Investor for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller or the Collection Agent or to inspect the property (including the books and records) of the Seller or the Collection Agent; (d) shall not be responsible to any Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 8.03. CNAI AND AFFILIATES. CNAI and any of its Affiliates may generally engage in any kind of business with the Seller, the Collection Agent or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, the Collection Agent or any Obligor or any of their respective Affiliates, all as if CNAI were not the Agent and without any duty to account therefor to the Investors.



                                   ARTICLE IX

                                 INDEMNIFICATION

                  SECTION 9.01. INDEMNITIES BY THE SELLER. Without limiting any other rights that the Agent, the Investors or any of their respective Affiliates (each, an "INDEMNIFIED PARTY") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") arising out of or resulting from this Agreement or the other Transaction Documents or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any

Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (c) any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract. Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

                           (i) the creation of an undivided percentage ownership
                  interest in any Receivable which purports to be part of the Net Receivables Pool Balance but which is not at the date of the creation of such interest an Eligible Receivable or which thereafter ceases to be an Eligible Receivable;

                           (ii) any representation or warranty or statement made
                  or deemed made by the Seller (or any of its officers) under or in connection with this Agreement and the other Transaction Documents which shall have been incorrect in any material respect when made;

                           (iii) the failure by the Seller or an Originator to
                  comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

                           (iv) the failure to vest in the Investors (a) a
                  perfected undivided percentage ownership interest, to the extent of each Receivable Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, or (b) a perfected security interest as provided in Section 2.10, in each case free and clear of any Adverse Claim;

                           (v) the failure to have filed, or any delay in
                  filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

                           (vi) any dispute, claim, offset or defense (other
                  than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Collection Agent);

                           (vii) any failure of the Seller to perform its duties
                  or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts;

                           (viii) any products liability or other claim arising
                  out of or in connection with merchandise, insurance or services which are the subject of any Contract;

                           (ix) the commingling of Collections of Pool
                  Receivables at any time with other funds;

                           (x) any investigation, litigation or proceeding
                  related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or Related Security or Contract;

                           (xi) any failure of the Seller to comply with its
                  covenants contained in this Agreement or any other Transaction Document; or

                           (xii) any claim brought by any Person other than an
                  Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Receivable.



                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller therefrom shall be effective unless in a writing signed by the Agent, as agent for the Investors (and, in the case of any amendment, also signed by the Seller), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by the Collection Agent in addition to the Agent, affect the rights or duties of the Collection Agent under this Agreement. No failure on the part of the Investors or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

                  SECTION 10.02. NOTICES, ETC. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

                  SECTION 10.03. ASSIGNABILITY. (a) This Agreement and the Investors' rights and obligations herein (including ownership of each Receivable Interest) shall be assignable by the

Investors and their successors and assigns. Each assignor of a Receivable Interest or any interest therein shall notify the Agent and the Seller of any such assignment. Each assignor of a Receivable Interest or any interest therein may, in connection with the assignment or participation, disclose to the assignee or participant any information relating to the Seller or an Originator, including the Receivables, furnished to such assignor by or on behalf of the Seller or by the Agent.

                  (b) This Agreement and the rights and obligations of the Agent herein shall be assignable by the Agent and its successors and assigns.

                  (c) The Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent.

                  SECTION 10.04. COSTS, EXPENSES AND TAXES. (a) In addition to the rights of indemnification granted under Section 9.01 hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing and the other activities contemplated in Section 5.02) of this Agreement, any Asset Purchase Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, CNAI, CIESCO and their respective Affiliates with respect thereto and with respect to advising the Agent, CNAI, CIESCO and their respective Affiliates as to their rights and remedies under this Agreement, and all reasonable costs and expenses, if any (including reasonable counsel fees and expenses), of the Agent, CNAI, the Investors and their respective Affiliates, in connection with the enforcement of this Agreement and the other documents and agreements to be delivered hereunder.

                  (b) In addition, the Seller shall pay (i) to the extent not included in the calculation of Yield, any and all commissions of placement agents and dealers in respect of commercial paper notes issued to fund the purchase or maintenance of any Receivable Interest, (ii) any and all reasonable costs and expenses of any issuing and paying agent or other Person responsible for the administration of CIESCO's commercial paper program in connection with the preparation, completion, issuance, delivery or payment of commercial paper notes issued to fund the purchase or maintenance of any Receivable Interest, and
(iii) any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                  (c) The Seller also shall pay on demand all other costs, expenses and taxes (excluding the cost of auditing CIESCO's books by certified public accountants, the cost of rating CIESCO's commercial paper by independent financial rating agencies, and income taxes) incurred by CIESCO or any partner of CIESCO ("OTHER Costs"), including the taxes (excluding income taxes) resulting from CIESCO's operations, and the reasonable fees and out-of-pocket expenses of counsel for any partner of CIESCO with respect to advising as to rights and remedies under this Agreement, the enforcement of this Agreement or advising as to matters relating to CIESCO's operations; PROVIDED that the Seller and any other Persons who from time to time sell receivables or interests therein to CIESCO ("OTHER SELLERS") each shall be liable for such Other Costs ratably in accordance with the usage under their respective facilities; and PROVIDED FURTHER that if such Other

Costs are attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Other Costs.

                  SECTION 10.05. NO PROCEEDINGS. Each of the Seller, the Agent, the Collection Agent, each Investor, each assignee of a Receivable Interest or any interest therein and each entity which enters into a commitment to purchase Receivable Interests or interests therein hereby agrees that it will not institute against CIESCO any proceeding of the type referred to in Section 7.01(g) so long as any commercial paper or other senior indebtedness issued by CIESCO shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall have been outstanding.

                  SECTION 10.06. CONFIDENTIALITY. The Seller, each Originator and the Collection Agent each agrees to maintain the confidentiality of this Agreement in communications with third parties and otherwise; PROVIDED that this Agreement may be disclosed (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent, (ii) to the legal counsel and auditors of the Seller, the Originators and the Collection Agent if they agree to hold it confidential and (iii) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over the Seller, the Originators or the Collection Agent (including, without limitation, the filing of this Agreement with the SEC as an exhibit to an annual or quarterly report under the Securities Exchange Act of 1934); and PROVIDED, FURTHER, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

                  SECTION 10.07. GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT, PURSUANT TO THE UCC OF THE STATE OF NEW YORK, THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE INTERESTS OF THE INVESTORS IN THE RECEIVABLES, THE ORIGINATOR PURCHASE AGREEMENT AND THE UNDERTAKING AGREEMENT ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  SECTION 10.08. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                  SECTION 10.09. SURVIVAL OF TERMINATION. The provisions of Sections 2.08, 2.09, 6.07, 9.01, 10.04, 10.05 and 10.06 shall survive any termination of this Agreement.

                  SECTION 10.10. CONSENT TO JURISDICTION. (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Each of the Seller, the Collection Agent and the Originators consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 10.02. Nothing in this Section 10.10 shall affect the right of the Investors or the Agent to serve legal process in any other manner permitted by law.

                  SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED PURSUANT HERETO.

                  SECTION 10.12. JUDGMENT. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent or the Investors could purchase U.S. Dollars with such other currency at New York, New York on the Business Day preceding that on which final judgment is given.

                  (b) The obligation of the Seller in respect of any sum due from it to the Agent or the Investors hereunder shall, notwithstanding any judgment in a currency other than U.S. Dollars, be discharged only to the extent that on the Business Day following receipt by the Agent or the Investors (as the case may be) of any sum adjudged to be so due in such other currency the Agent or the Investors (as the case may be) may in accordance with normal banking procedures purchase U.S. Dollars with such other currency; if the U.S. Dollars so purchased are less than the sum originally due to the Agent or the Investors (as the case may be) in U.S. Dollars, the Seller agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or the Investors (as the case may be) against such loss, and if the U.S. Dollars so purchased exceed the sum originally due to the Agent or the Investors (as the case may be) in U.S. Dollars, the Agent or the Investors (as the case may be) shall remit to the Seller such excess.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:                 FERRO FINANCE CORPORATION

                        By:
                                 ----------------------------------------------
                                 Treasurer

                                 1000 Lakeside Avenue, Suite A
                                 Cleveland, OH 44114
                                 Attention:  Secretary
                                 Facsimile No.  (216)875-6147

INVESTOR:               CIESCO L.P.

                        By:      Citicorp North America,
                                 Inc., as Attorney-in-Fact

                                 By:
                                          -------------------------------------
                                          Vice President

                                          450 Mamaroneck Avenue
                                          Harrison, N.Y. 10528
                                          Attention:  Global Securitization
                                          Facsimile No.  914-899-7890

AGENT:                  CITICORP NORTH AMERICA, INC.,
                                 as Agent

                        By:
                                 ----------------------------------------------
                                 Vice President

                                 450 Mamaroneck Avenue
                                 Harrison, N.Y. 10528
                                 Attention:  Global Securitization
                                 Facsimile No.  914-899-7890

ORIGINATOR:             FERRO ELECTRONIC MATERIALS, INC.

                        By:
                                 ----------------------------------------------
                                 Treasurer

                                 4511 Hyde Park Blvd.
                                 Niagara Falls, NY 14305-0067
                                 Facsimile No.  (216)875-7275

ORIGINATOR AND          FERRO CORPORATION
COLLECTION AGENT:
                        By:
                                 ----------------------------------------------
                                 Treasurer

                                 1000 Lakeside Avenue
                                 Cleveland, OH 44114
                                 Attention:  Secretary
                                 Facsimile No.  (216)875-7237